EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 3, 2005, accompanying the financial statements and supplemental schedule on Form-11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in this Registration Statement of USEC Inc. on Form S-8.
/s/ Grant Thornton LLP
Baltimore, Maryland
November 2, 2005